Exhibit 21.1
Subsidiaries of
Apple REIT Ten, Inc.
At December 31, 2015
(The state of incorporation or organization of each subsidiary is Virginia, except as noted below)

A. Direct Subsidiaries

Apple Ten Hospitality, Inc.
Apple Ten Ventures, Inc.
Apple Air Holding, LLC (26% Ownership)
Apple Ten Oklahoma, LLC

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

Apple Ten Alabama Services, LLC
Apple Ten Business Trust
Apple Ten Florida Services, Inc.
Apple Ten Hospitality Management, Inc.
Apple Ten Hospitality Ownership, Inc.
Apple Ten Hospitality Texas Services, Inc.
Apple Ten Hospitality Texas Services II, Inc.
Apple Ten Hospitality Texas Services III, Inc.
Apple Ten Hospitality Texas Services IV, Inc.
Apple Ten Illinois, LLC
Apple Ten Illinois Services, Inc.
Apple Ten NC GP, Inc.
Apple Ten NC LP, Inc.
Apple Ten North Carolina, L.P.
Apple Ten Nebraska, LLC
Apple Ten OHare, LLC
Apple Ten Oklahoma Services, Inc.
Apple Ten Skokie, LLC
Apple Ten SPE Calibraska, Inc.
Apple Ten SPE Capistrano, Inc.
Apple Ten SPE Colorado Springs, Inc.
Apple Ten SPE Denver, Inc.
Apple Ten SPE Franklin I, Inc.
Apple Ten SPE Franklin II, Inc.
Apple Ten SPE Gainesville, Inc.
Apple Ten SPE Knoxville I, Inc.
Apple Ten SPE Knoxville II, Inc.
Apple Ten SPE OHare, Inc.
Apple Ten SPE Scottsdale, Inc.
Apple Ten SPE Skokie, Inc.
Apple Ten Services Capistrano, Inc.
Apple Ten Services Colorado Springs, Inc.
Apple Ten Services Denver, Inc.

Exhibit 21.1
Subsidiaries of
Apple REIT Ten, Inc. – (continued)
At December 31, 2015

Apple Ten Services Franklin I, Inc.
Apple Ten Services Franklin II, Inc.
Apple Ten Services Gainesville, Inc.
Apple Ten Services Knoxville I, Inc.
Apple Ten Services Knoxville II, Inc.
Apple Ten Services OHare, Inc.
Apple Ten Services Scottsdale, Inc.
Apple Ten Services Skokie, Inc.
Apple Ten Ventures Services, Inc.
Sunbelt-FTH, LLC *
Sunbelt-I2HA, LLC **
Sunbelt-TNT, LLC **

*      State of organization is Florida.
**      State of organization is Alabama.